CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement on Form S-1 of our report dated July 8, 2008 relating to the consolidated financial statements of Pegasi Energy Resources Corporation and affiliates appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Whitley Penn LLP

Fort Worth, Texas
August 15, 2008